UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
June 14, 2016

NET SAVINGS LINK, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

P.O. Box 609
1076 Route 390 North
Mountainhome, Pennsylvania  18342
Telephone: (570) 595-
(Address of principal executive offices and Zip Code)

(570) 595-2432
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 26, 2016, we entered into an agreement with China Food and Beverage Company (hereinafter "CHIF") wherein it was agreed that our president, Steven Baritz, would transfer 5,000,000 restricted shares of Series A Preferred stock to CHIF or its nominee in consideration of: (1)  CHIF paying certain fees to the Nevada Secretary of State;  (2) CHIF assuming and paying certain outstanding obligations to third parties on our behalf; and,  (3) CHIF on our behalf would fulfill certain outstanding obligations owed to KBM Worldwide (hereinafter "KBM" ).  The 5,000,000 Series A Preferred Shares being transferred from Steven Baritz constituted 62.69% of our voting control and therefore, CHIF, or its nominee would assume voting control of us.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT.

On February 9, 2016, our former sold officer and director transferred 5,000,000 restricted shares of Series A Preferred stock to James Tilton.  Each Series A Preferred share has 1,000 votes and constituted 62.69% of our voting control and therefore, Mr. Tilton assumed control of us.

On February 12, 2016, our board of directors issued 25,000,000 restricted shares of our Series A Preferred Stock to James Tilton for funds paid by Mr. Tilton.  As a result of the foregoing issuance, Mr. Tilton owned a total of 30,000,000 restricted shares of our Series A Preferred Stock an controlled 90.90% of our voting power.

Mr. Tilton does not own any shares of our Common Stock.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2016, James Tilton was appointed to our board of directors.  Thereafter Steven Baritz resigned as a director.  On the same date, James Tilton was appointed by our board of directors to replace Steven Baritz as our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer.  At the time of Mr. Baritz's resignation as a director and when he was replaced as an officer, Mr. Baritz did not have any disagreements with us relating to our operations, policies or practices.

Mr. Tilton has more than twenty years of experience working with public companies.  Mr. Tilton has been the CEO and President of five publicly traded companies since 1995.  Mr. Tilton has negotiated numerous acquisitions for the public companies that he has headed up. These acquisitions spanned the globe and include the U.S., U.K. Belgium, France, Vietnam, and China.  Mr. Tilton also has extensive business and marketing experience in the Far East and through Metallic Building Company, a subsidiary of NCI Building Systems (NYSE: NCS), markets pre-engineered building materials in China. Mr. Tilton assisted Star Brite, a division of Oceans Bio-Tech (NASDAQ: OBCI) in establishing a sales distribution system in China for its chemical products.  Since October 23, 1995, Mr. Tilton has been president, CEO, Secretary and a Director of China Food and Beverage Company (CHIF above), a former Chinese brewery.  Since July 29, 1998, Mr. Tilton has been the president, chief executive officer, and a director of Tianrong Internet Products and Services, Inc., ("TIPS"), an former Internet incubator. TIPS is currently traded on OTC Grey Market.  From November 2000 to December 19, 2014, Mr. Tilton was CFO, secretary, treasurer, and a director of Twistee Treat Corporation ("TSEE"), a former ice cream franchiser and president and CEO thereof from July 2002 to December 19, 2014.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Tilton has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employment Agreement

We do not have an employment agreement with Mr. Tilton.  None is anticipated at this time.  Mr. Tilton will be compensated as determined by our board of directors.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 21, 2015, we amended our articles of incorporation and increased our authorized aggregate number of shares of stock to 3,000,000,000 common shares and 1,000,000,000 preferred shares.

On February 10, 2016, we amended our articles of incorporation and increased our authorized aggregate number of shares of stock to 10,000,000,000 common shares and 1,000,000,000 preferred shares.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On September 8, 2014 certain common and preferred stockholders, owning approximately 67.46% of combined voting power of the common and preferred stock, approved by written consent in lieu of a stockholders' meeting, the proposal to increase our authorized shares of common stock from 1,000,000,000 shares with a par value of $0.001 per share to 3,000,000,000 shares with a par value of $0.001.  On September 8, 2014, our board of directors unanimously approved the above proposal.  A definitive information statement describing the foregoing was filed with the SEC on September 24, 2014 and is incorporated herein by reference.

On June 8, 2015 certain common and preferred stockholders, owning approximately 62.69% of combined voting power of the common and preferred stock, approved by written consent in lieu of a stockholders' meeting, the proposal to increase our authorized shares of common stock from 3,000,000,000 shares with a par value of $0.001 per share to 10,000,000,000 shares with a par value of $0.001.  On July 8, 2015, our board of directors unanimously approved the above proposal.  A definitive information statement describing the foregoing was filed with the SEC on September 11, 2015 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

We are currently delinquent in our reporting obligations with the SEC.  We are in the process of preparing the delinquent quarterly Form 10-Qs and a Form 10-K for the year ended November 30, 2015.  We intend to diligently proceed with the preparation of the delinquent reports and will file them as soon as they are completed.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

3.1	Amended Articles of Incorporation filed with Nevada Secretary of State on September 21, 2015.
3.2	Amended Articles of Incorporation filed with Nevada Secretary of State on February 10, 2016.
10.1	Binding Change of Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of June, 2016

NET SAVINGS LINK, INC.

BY:	JAMES TILTON
James Tilton
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole Director